Exhibit 21

Subsidiaries of the Registrant

Pulse Electronics Corporation, which has no parent, has the following subsidiaries:

Name	Incorporation	Percent Owned
AMI Doduco Components B.V.	Netherlands	100%
AMI Doduco France S.A.S. (France)	France	100%
AMI Doduco Nederland B.V.	Netherlands	100%
AMI Doduco, Inc.	Pennsylvania	100%
Boothbay Pte. Ltd.	Singapore	100%
CST Electronics Co., Ltd.	Hong Kong	100%
Dongguan Pulse Electronics Co., Ltd.	People’s Republic of China	100%
Electro Componentes Mexicana S.A de C.V	Mexico	100%
Electro Corporacion Mexicana S.A de C.V	Mexico	100%
Full Rise Electronics Co. Ltd.	Taiwan	79%
Full Rise Electronic Co., Ltd. (Hong Kong)	Hong Kong	79%
Krantz Computer Inc.	Delaware	100%
Maxtop Profits Limited	Samoa	79%
MCS Holdings, Inc.	Delaware	100%
Mianyang Pulse Electronics Co., Ltd.	People’s Republic of China	100%
Pulse (Suzhou) Wireless Products Co. Ltd (Shanghai Rep Office)	People’s Republic of China	100%
Pulse (Suzhou) Wireless Products Co., Ltd.	People’s Republic of China	100%
Pulse Canada Ltd (Canada)	Canada	100%
Pulse Components Ltd. (HK)	Hong Kong	100%
Pulse Denmark ApS	Denmark	100%
Pulse Electronics (Europe) Ltd.	United Kingdom	100%
Pulse Electronics (Shenzhen) Co. Ltd.	People’s Republic of China	100%
Pulse Electronics (Singapore) Pte. Ltd.	Singapore	100%
Pulse Electronics (Singapore) Pte. Ltd. Taiwan Branch	Taiwan	100%
Pulse Electronics Corporation	Pennsylvania	100%
Pulse Electronics GmbH	Germany	100%
Pulse Electronics Korea YH	South Korea	100%
Pulse Electronics Ltd. Irish Branch	Ireland	100%
Pulse Electronics Ltd.	Hong Kong	100%
Pulse Electronics, Inc.	Delaware	100%
Pulse Electronik Sanay Ticaret LS	Turkey	100%
Pulse Electronik Sanay Ticaret LS (Izmir Branch)	Turkey	100%
Pulse Finland Oy	Finland	100%
Pulse Hong Kong Limited	People’s Republic of China	100%
Pulse HVT ApS	Denmark	100%
Pulse Italy S.r.l.	Italy	100%
Pulse LK (UK)	United Kingdom	100%
Pulse Mems ApS	Denmark	100%
Pulse Nederland BV	Netherlands	100%
Pulse SARL	France	100%
Robituss Pte Ltd	Singapore	100%
Sonion (Suzhou II) Co., Ltd	People’s Republic of China	100%
Suining Pulse Electronics Co. Ltd. (PRC) MPO1	People’s Republic of China	100%
Technitrol Delaware, Inc.	Delaware	100%
Technitrol Singapore Holdings Pte. Ltd.	Singapore	100%
TRC LLC (US)	Delaware	100%
Tunera SARL	Tunisia	100%